Exhibit 10.13

Execution Version

AMENDMENT NO. 1

AMENDMENT NO. 1, dated as of July 3, 2019 (this “Amendment”), by and among the Persons signatory hereto as Refinancing Revolving Credit Lenders (such Persons, the “Refinancing Revolving Credit Lenders”), the Persons signatory hereto as Incremental Revolving Credit Lenders (such Persons, the “Incremental Revolving Credit Lenders”), CHANGE HEALTHCARE HOLDINGS, LLC, a Delaware limited liability company (the “Parent Borrower”), CHANGE HEALTHCARE PERFORMANCE, INC., a Delaware corporation (“Change Parent”), CHANGE HEALTHCARE INTERMEDIATE HOLDINGS, INC., a Delaware corporation (“Change Holdings”), CHANGE HEALTHCARE HOLDINGS, INC., a Delaware corporation (“Change Healthcare”), CHANGE HEALTHCARE OPERATIONS, LLC, a Delaware limited liability company (“CHO”), CHANGE HEALTHCARE SOLUTIONS, LLC, a Delaware limited liability company (“Change Solutions,” and together with CHO, Change Healthcare, Change Holdings, Change Parent and the Parent Borrower, collectively, the “Borrowers” and each, a “Borrower”) and BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer under the Credit Agreement referred to below.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of March 1, 2017 (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”), among the Borrowers, each Lender from time to time party thereto, each Guarantor from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer (capitalized terms used but not defined herein having the meanings provided in the Credit Agreement);

WHEREAS, pursuant to Section 2.15 of the Credit Agreement and subject to the terms and conditions contained herein, the Borrowers have requested, and the Refinancing Revolving Credit Lenders have agreed, to replace and refinance the existing Revolving Credit Commitments (the “Existing Revolving Credit Commitments”, and the Revolving Credit Loans outstanding thereunder, the “Existing Revolving Credit Loans”, and the Revolving Credit Lenders having Existing Revolving Credit Commitments, the “Existing Revolving Credit Lenders”) under the Revolving Credit Facility in their entirety with Other Revolving Credit Commitments provided by the Refinancing Revolving Credit Lenders and set forth on Schedule 1 to this Amendment (the “Replacement Revolving Credit Commitments”);

WHEREAS, pursuant to Section 2.14 of the Credit Agreement and subject to the terms and conditions contained herein, the Borrowers have requested, and the Incremental Revolving Credit Lenders have agreed to provide, an increase to the Revolving Credit Commitments (after giving effect to the Replacement (as defined below)) in the amount of $285,000,000 in the form of a Revolving Commitment Increase; and

WHEREAS, subject to the terms and conditions of the Credit Agreement and this Amendment, each Refinancing Revolving Credit Lender and Incremental Revolving Credit Lender (in each case, to the extent not already a Revolving Credit Lender under the Credit Agreement) shall become a Revolving Credit Lender under the Credit Agreement pursuant to this Amendment;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1     Replacement of Revolving Credit Commitments. Subject to the terms and conditions set forth herein, each party hereto acknowledges and agrees that, on the Amendment No. 1 Effective Date (as defined below) and prior to giving effect to the Increase (as defined below):

(a)    (i) the entire aggregate principal amount of the Existing Revolving Credit Commitments shall be replaced by the Replacement Revolving Credit Commitments (the “Replacement”), which upon such Replacement shall otherwise be deemed to constitute the same Class, and be subject to the same terms and conditions (including, for the avoidance of doubt, the Applicable Rate), as the Existing Revolving Credit Commitments that they replaced, (ii) the Replacement Revolving Credit Commitments shall constitute the “Revolving Credit Commitments” under and as defined in the Credit Agreement and (iii) the Refinancing Revolving Credit Lenders shall constitute the “Revolving Credit Lenders” under and as defined in the Credit Agreement;

(b)    from and after giving effect to the Replacement, and until the effectiveness of the Increase, (i) the Revolving Credit Lenders shall have the Revolving Credit Commitments set forth opposite their respective names in Schedule 1 to this Amendment, (ii) the aggregate principal amount of the Revolving Credit Commitments shall be as set forth on such Schedule 1 and (iii) such Schedule 1 shall replace in its entirety the portion of the table contained under the caption “Revolving Credit Commitments” set forth in Schedule 1.01(A) to the Credit Agreement; and

(c)    for the avoidance of doubt, to the extent not a Refinancing Revolving Credit Lender, each Existing Revolving Credit Lender shall cease to be a Revolving Credit Lender under the Credit Agreement.

Section 2     Revolving Commitment Increase. Subject to the terms and conditions set forth herein, each party hereto acknowledges and agrees that (a) the Revolving Credit Commitments shall be increased by $285,000,000 on the Amendment No. 1 Effective Date (the “Increase”), immediately after giving effect to the Replacement, (b) from and after giving effect to the Increase, (i) the aggregate amount of Revolving Credit Commitments shall be $785,000,000, (ii) each Incremental Revolving Credit Lender (to the extent not already a Revolving Credit Lender under the Credit Agreement) shall for all purposes be deemed a Revolving Credit Lender, (iii) the Revolving Credit Lenders and L/C Issuer shall have the Revolving Credit Commitments and L/C Commitments, respectively, set forth opposite their respective names in Schedule 3 to this Amendment and (iv) such Schedule 3 shall replace in its entirety the portion of the table contained under the captions “Revolving Credit Commitments” and “L/C Commitments” set forth in Schedule 1.01(A) to the Credit Agreement and replace and supersede Schedule 1 hereto in its entirety, (c) the Borrower has elected to use the Incurrence-Based Incremental Amount to effectuate the increase in Revolving Credit Commitments contemplated hereby, (d) each Revolving Credit Lender (after giving effect to the Replacement and the Increase) shall be deemed to have purchased from Bank of America, N.A., as the L/C Issuer in respect of the existing Letters of Credit set forth on Schedule 2 to this Amendment (the “Existing Letters of Credit”) a risk participation in each such Existing Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share of the Revolving Credit Commitments as set forth on Schedule 3 to this Amendment times the amount of such Letter of Credit, in each case, in accordance with Section 2.03(b) of the Credit Agreement, which such risk participations, for the avoidance of doubt, will replace in their entirety any risk participations in such Existing Letters of Credit held by the Existing Revolving Credit Lenders immediately before giving effect to the Replacement and the Increase, and (e) each Existing Letter of Credit shall be deemed issued under the Revolving Credit Facility, as amended to give effect to the Replacement and the Increase.

Furthermore, each Lender party hereto, by delivering its signature page to this Amendment on the Amendment No. 1 Effective Date, (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes (or, to the extent already a Lender under the Credit Agreement, confirms its appointment and authorization of) the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees (or, to the extent already a Revolving Credit Lender under the Credit Agreement, confirms its agreement) that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Revolving Credit Lender.

Section 3    Amendments to Credit Agreement. The Credit Agreement is hereby further amended as follows:

(a)      Section 1.01 of the Credit Agreement is hereby amended by deleting clause (ii) in the definition of “Maturity Date” and substituting in lieu thereof the following:

“(ii) with respect to the Revolving Credit Commitments, July 3, 2024 (or, if earlier, the Springing Maturity Date),”

(b)     Section 1.01 of the Credit Agreement is hereby amended by deleting the last sentence contained in the definition of “Revolving Credit Commitment” and substituting in lieu thereof the following:

“The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $785,000,000, on the Amendment No. 1 Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.”

(c)     Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

““Amendment No. 1 Effective Date” means July 3, 2019.”

““Springing Maturity Condition” means that, on any Springing Maturity Test Date, the aggregate principal amount of Term Loans outstanding that have a final stated Maturity Date that is on or prior to ninety-one (91) days after such Springing Maturity Test Date, together with the aggregate principal amount of all Term Loans for which the final stated Maturity Date has occurred prior to such Springing Maturity Test Date, exceeds $1,100,000,000.”

““Springing Maturity Date” means the first Springing Maturity Test Date on which the Springing Maturity Condition is satisfied; provided that if the Springing Maturity Date would otherwise occur on a day which is not a Business Day, such Springing Maturity Date shall instead be deemed to be the immediately preceding Business Day.”

““Springing Maturity Test Date” means the date that is ninety-one (91) days prior to the final stated Maturity Date of any Class of Term Loans.”

(d)      Section 1.07 of the Credit Agreement is hereby amended by adding the text “and the definition of ‘Springing Maturity Date’” therein immediately after the text “the definition of ‘Interest Period’”.

Section 4    Conditions to Effectiveness. This Amendment shall become effective on the date hereof (such date, the “Amendment No. 1 Effective Date”) upon satisfaction (or, with respect to Sections 4(a)(ii) and (iii) only, waiver by the Administrative Agent) of each of the following conditions:

(a)      The Administrative Agent shall have received the following, each of which shall be originals, facsimiles or copies in .pdf form by electronic mail (followed promptly by originals):

(i)    counterpart signature pages to this Amendment from each Borrower, each Refinancing Revolving Credit Lender, each Incremental Revolving Credit Lender, the L/C Issuer, the Swing Line Lender, and the Administrative Agent;

(ii)    a customary opinion from Ropes & Gray LLP, counsel to the Loan Parties, dated the Amendment No. 1 Effective Date and addressed to the Administrative Agent and each Lender party to this Amendment;

(iii)    such certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization of each Loan Party, a certificate of customary resolutions or other customary action of each Borrower, a customary certificate of a Responsible Officer of each Borrower and an incumbency certificate of each Borrower evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Borrower is a party or is to be a party on the Amendment No. 1 Effective Date.

(b)      Immediately before and immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(c)      Immediately before and immediately after giving effect to this Amendment, the representations and warranties of each Loan Party set forth in Article 5 of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified), except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or in all respects if qualified as to “materiality” or “Material Adverse Effect”) as of such earlier date.

(d)      The Administrative Agent shall have received payment of all expenses required to be paid or reimbursed by any Borrower under or in connection with this Amendment in accordance with Section 12, in each case, to the extent invoiced in reasonable detail prior to the date hereof.

(e)      The Borrowers shall have paid, or caused to be paid, to the Administrative Agent, for the ratable benefit of the Existing Revolving Credit Lenders, (i) the principal amount of all outstanding Existing Revolving Credit Loans, (ii) all accrued and unpaid interest with respect to the Existing Revolving Credit Loans, (iii) all accrued and unpaid fees under Section 2.03(h) of the Credit Agreement and (iv) all accrued and unpaid fees under Section 2.09(a) of the Credit Agreement.

(f)      The Administrative Agent shall have received with respect to each Mortgaged Property: (i) a completed “life-of-loan” Federal Emergency Management Agency flood hazard determination, and (ii) if any improved portion of the Mortgaged Property is located in a special flood hazard area, (x) a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the Parent Borrower and (y) evidence of flood insurance as required by Section 6.07(c) of the Credit Agreement.

Other than the conditions set forth in this Section 4, there are no other conditions (express or implied) to the Amendment No. 1 Effective Date. For purposes of determining compliance with the conditions specified in this Section 4, to the extent any Lender has signed this Amendment, it shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Lenders under this Amendment unless the Administrative Agent shall have received notice from such Lender prior to the Amendment No. 1 Effective Date specifying its objection thereto.

Section 5    Representations and Warranties. Each Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment No. 1 Effective Date:

(a)     this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)     immediately before and immediately after giving effect to this Amendment, the representations and warranties of each Loan Party set forth in Article 5 of the Credit Agreement and in each other Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects as so qualified), except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects (or in all respects if qualified as to “materiality” or “Material Adverse Effect”) as of such earlier date; and

(c)     immediately before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 6    Post-Closing Real Estate Matters. Within sixty (60) days of the Amendment No. 1 Effective Date (or such longer time as determined by the Administrative Agent in its sole discretion), the Parent Borrower shall deliver or cause to be delivered each of the following to the Collateral Agent with respect to each Mortgaged Property:

(a) an amendment to each existing Mortgage (each, a “Mortgage Amendment”) to reflect the matters set forth in this Amendment, duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certifications, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law;

(b) customary opinions, addressed to the Administrative Agent, the Collateral Agent and the Secured Parties covering, among other things, the due authorization, execution and delivery of the Mortgage Amendment and the enforceability of the Mortgage as amended by the Mortgage Amendment;

(c) a date down endorsement (or other title product in the discretion of the Administrative Agent where a date down is not available in the applicable jurisdiction) to the existing Mortgage Policy, which shall reasonable assure the Collateral Agent, as of the date of such endorsement, that the real property subject to the lien of such Mortgage is free and clear of all defects and encumbrances except for Liens permitted pursuant to Section 7.01 of the Credit Agreement;

(d) evidence of payment by a Loan Party of all search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required by the recording of the Mortgage Amendment referred to above; and

(e) such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title company to issue the endorsement (or other title product) contemplated above and evidence of payment of all applicable title insurance premiums and related charges for the issuance of the endorsement (or other title product) to the Mortgage Policy contemplated above.

Section 7    Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8    Governing Law and Waiver of Right to Trial by Jury.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 10.15(b) and 10.16 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 9    Headings.

The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10    Reaffirmation. Each Borrower, on behalf of itself and each Guarantor, hereby expressly consents to and acknowledges the terms of this Amendment and acknowledges that the Replacement and the Increase contemplated hereby constitutes Obligations under the Credit Agreement and the other Loan Documents, and confirms and reaffirms, as of the date hereof, (a) the covenants and agreements contained in each Loan Document to which it is a party, as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (b) that all Obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended, extended or otherwise modified hereby, (c) its guaranty of the Obligations as amended, extended or otherwise modified hereby, (d) its prior pledges and grants of security interests and Liens on the Collateral to secure the Obligations pursuant to the Collateral Documents to which it is a party and (e) that such Guarantees, prior pledges and grants of security interests and Liens on the Collateral to secure the Obligations, as applicable, are and shall continue to be in full force and effect as amended, extended or otherwise modified hereby and do, and shall continue to, inure to the benefit of the Collateral Agent, the Lenders and the other Secured Parties. This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document.

Section 11    Effect of Amendment; References to the Credit Agreement; Miscellaneous.

Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect as amended by this Amendment (as applicable). This Amendment shall constitute a Loan Document for all purposes and all references to the Credit Agreement in any Loan Document or other document, instrument, agreement, or writing shall from and after the Amendment No. 1 Effective Date be deemed to refer to the Credit Agreement as amended, extended or otherwise modified hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 1 Effective Date, the Credit Agreement as amended, extended or otherwise modified hereby.

Section 12    Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 10.04 of the Credit Agreement, including the reasonable fees, expenses and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

CHANGE HEALTHCARE HOLDINGS, LLC
CHANGE HEALTHCARE PERFORMANCE, INC.
CHANGE HEALTHCARE INTERMEDIATE HOLDINGS, INC.
CHANGE HEALTHCARE HOLDINGS, INC.
CHANGE HEALTHCARE OPERATIONS, LLC
CHANGE HEALTHCARE SOLUTIONS, LLC

By:	/s/ Loretta A. Cecil
Name: Loretta A. Cecil
Title: Secretary

[Amendment No. 1]

BANK OF AMERICA, N.A.,
as Administrative Agent, Collateral Agent, Swing Line Lender, L/C Issuer, a Refinancing Revolving Credit Lender and an Incremental Revolving Credit Lender

By:	/s/ Sujay Maiya
Name: Sujay Maiya
Title: Director

[Amendment No. 1]

BARCLAYS BANK PLC, as a Refinancing Revolving Credit Lender and an Incremental Revolving Credit Lender

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[Amendment No. 1]

GOLDMAN SACHS BANK USA, as a Refinancing Revolving Credit Lender and an Incremental Revolving Credit Lender

By:	/s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

[Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as a Refinancing Revolving Credit Lender and an Incremental Revolving Credit Lender

By:	/s/ Joseph McShane
Name: Joseph McShane Title: Vice President

[Amendment No. 1]

CITIBANK, N.A., as a Refinancing Revolving Credit Lender and an Incremental Revolving Credit Lender

By:	/s/ Alvaro DeVelasco
Name: Alvaro DeVelasco Title: Vice President

[Amendment No. 1]

Credit Suisse AG, Cayman Islands Branch, as a Refinancing Revolving Credit Lender and an Incremental Revolving Credit Lender

By:	/s/ Judith E. Smith
Name: Judith E. Smith Title: Authorized Signatory

By:	/s/ Brady Bingham
Name: Brady Bingham Title: Authorized Signatory

[Amendment No. 1]

Deutsche Bank AG, New York Branch, as a Refinancing Revolving Credit Lender and an Incremental Revolving Credit Lender

By:	/s/ Michael Strobel
Name: Michael Strobel Title: Vice President

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton Title: Vice President

[Amendment No. 1]

Morgan Stanley Senior Funding, Inc., as a Refinancing Revolving Credit Lender and an Incremental Revolving Credit Lender

By:	/s/ Molly Breen
Name: Molly Breen Title: Authorized Signatory

[Amendment No. 1]

ROYAL BANK OF CANADA, as a Refinancing Revolving Credit Lender and an Incremental Revolving Credit Lender

By:	/s/ Diana Lee
Name: Diana Lee Title: Authorized Signatory

[Amendment No. 1]

ING CAPITAL LLC, as a Refinancing Revolving Credit Lender and an Incremental Revolving Credit Lender

By:	/s/ Laetitia Thate
Name: Laetitia Thate Title: Managing Director

By:	/s/ Andrew Isaacs
Name: Andrew Isaacs Title: Director

[Amendment No. 1]

SUNTRUST BANK, as a Refinancing Revolving Credit Lender and an Incremental Revolving Credit Lender

By:	/s/ David Bennett
Name: David Bennett Title: Director

[Amendment No. 1]